Registration Statement No. 333 -
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM F-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                  DRYSHIPS INC.
             (Exact name of registrant as specified in its charter)

Republic of the Marshall Islands                                N/A
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)


         DryShips Inc.                                  Seward & Kissel LLP
      80 Kifissias Avenue                               Gary J. Wolfe, Esq.
       Amaroussion 15125                                One Battery Park Plaza
        Athens, Greece                               New York, New York 10004
    011 (30) 210 80 90 570                                (212) 574-1200
(Address and telephone number of                   (Name, address and telephone
(Registrant's principal executive offices)          number of agent for service)


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                                   Copies to:
                               Gary J. Wolfe, Esq.
                               Seward & Kissel LLP
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 574-1200

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     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. |_|

     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box |_|

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                    Proposed
                                                    Maximum
                                                   Aggregate       Amount of
   Title of Each Class of          Amount to        Offering      Registration
Securities to be Registered    be Registered(1)     Price(2)          Fee
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Common stock, par value $.01...   15,890,097      $ 255,194,958     $ 27,306
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(1) In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant the number of shares registered shall be increased automatically to cover the additional shares in accordance with Rule 416(a) of the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for the common stock on the Nasdaq Global Market on December 6, 2006 (i.e., as of a date within five business days prior to filing).

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     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
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                  Subject to completion, dated December 8, 2006

PRELIMINARY PROSPECTUS

                        15,890,097 SHARES OF COMMON STOCK

                                  DRYSHIPS INC.

                                     [LOGO]

     This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, of up to an aggregate of 15,890,097 shares of common stock of DryShips Inc., or the Company. We will not receive any of the proceeds from the sale of shares by the selling stockholders. The Company will pay all expenses in connection with the sale of shares through this prospectus.

     The holders of the shares of common stock covered by this prospectus acquired an aggregate of 15,400,000 shares directly from us in private transactions prior to the Company's initial public offering in February 2005. The selling stockholders acquired an aggregate of 490,097 shares directly from us in private transactions on October 31, 2006. The shares of common stock covered by this prospectus may be sold at fixed prices or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Our common shares are listed on the Nasdaq Global Market under the symbol "DRYS." On December 6, 2006, the closing sale price of our common stock on the Nasdaq Global Market was $ 16.06 per share.

     The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

     An investment in these securities involves risks. See the section entitled "Risk Factors" beginning on page 6.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this prospectus is            , 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS......................2

PROSPECTUS SUMMARY.............................................................3

THE OFFERING...................................................................6

RISK FACTORS...................................................................6

USE OF PROCEEDS................................................................7

SELLING STOCKHOLDERS...........................................................7

PLAN OF DISTRIBUTION...........................................................7

CAPITALIZATION.................................................................9

ENFORCEMENT OF CIVIL LIABILITIES...............................................9

DESCRIPTION OF CAPITAL STOCK...................................................9

EXPENSES .....................................................................10

LEGAL MATTERS.................................................................10

EXPERTS ......................................................................11

WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................11

     Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

     This prospectus is part of a registration statement we filed with the Securities Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by the selling stockholders. Each time a selling shareholder sells securities, the selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

     This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     This document includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

     All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:

          o    future operating or financial results;

          o statements about planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking and insurance costs;

          o statements about drybulk shipping market trends, including charter rates and factors affecting supply and demand;

          o    our ability to obtain additional financing;

          o    expectations regarding the availability of vessel acquisitions;
               and

          o    anticipated developments with respect to pending litigation.

     The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although DryShips Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, DryShips Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections described herein.

     Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter rates and vessel values, failure of a seller to deliver one or more vessels, failure of a buyer to accept delivery of a vessel, inability to procure acquisition financing, default by one or more charterers of our ships, changes in demand for drybulk commodities, changes in demand that may affect attitudes of time charterers, scheduled and unscheduled drydocking, changes in our voyage and operating expenses, including bunker prices, dry-docking and insurance costs, changes in governmental rules and regulations, potential liability from pending or future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents, international hostilities and political events or acts by terrorists.

     When used in this document, the words "anticipate," "estimate," "project," "forecast," "plan," "potential," "will," "may," "should," and "expect" reflect forward-looking statements.

                               PROSPECTUS SUMMARY

     This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

     Unless the context otherwise requires, as used in this prospectus, the terms "Company," "we," "us," and "our" refer to DryShips Inc. and all of its subsidiaries, and "DryShips Inc." refers only to DryShips Inc. and not to its subsidiaries.

     We use the term deadweight, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our Company

     We are a Marshall Islands corporation with our principal executive offices in Athens, Greece. We were incorporated in September 2004. On February 3, 2005, our common stock began trading on The Nasdaq National Market under the symbol "DRYS" in connection with our initial public offering. Following the delivery of vessels that we have agreed to acquire or construct and the delivery of the vessels that we have agreed to sell, our fleet will be comprised of 35 vessels.

     The net proceeds of our initial public offering, which were approximately $251.3 million, were used to finance the acquisition of 21 vessels, consisting of three Capesize drybulk carriers, 16 Panamax drybulk carriers and two Handymax drybulk carriers. The total cost of these acquisitions was approximately $847.6 million.

     During the nine months ended September 30, 2006, we entered into agreements to acquire eight additional Panamax vessels for an aggregate purchase price of approximately $271 million. Four of these vessels are sister ships to vessels in our existing fleet. Six of the vessels were delivered to us as of September 30, 2006, one vessel was delivered in October 2006 and one is expected to be delivered during the last quarter of 2006. The above vessels, except for the vessel to be delivered during the last quarter of 2006, were acquired with time charters attached terminating between October 2006 and September 2007 at daily rates between $16,500 and $18,500.

     In November 2006, we entered into an agreement to acquire the MV Zella Oldendorff, a 2001 built second-hand 73,931 dwt Panamax drybulk carrier vessel for $39.7 million, which is expected to be delivered, charter-free, during the second quarter of 2007.

     In addition, in September 2006, we entered into a contract for the construction of two newbuilding Panamax vessels to be built in China with expected delivery in the fourth quarter of 2009 and the first quarter of 2010, respectively, for an aggregate contract price of $66.5 million.

     The Company has entered into agreements to sell MV Panormos a 1995 built second-hand 71,747 dwt, Panamax drybulk carrier, MV Flecha a 1982 built second-hand 65,081 dwt Panamax drybulk carrier and MV Shibumi a 1984 built second-hand 166,058 dwt Capesize drybulk carrier, for an aggregate price of approximately $71.3 million. The Company expects to realize a total gain of approximately $41.8 million of which $24 million will be recognized in the fourth quarter of 2006 and $17.8 million in the second quarter of 2007.

     Currently, our fleet is comprised of four Capesize drybulk carriers, 27 Panamax drybulk carriers, three Handymax drybulk carriers and two newbuildings with an aggregate carrying capacity of approximately 2.9 million dwt and an average age of 10.4 years. Since our inception in 2004, we have increased the size and carrying capacity of our fleet from six vessels and approximately 514,890 dwt to 36 vessels of 2,904,360 approximately dwt. Our fleet principally carries a variety of drybulk commodities including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products.

     Our affiliate, Cardiff Marine Inc., or Cardiff, a Liberian corporation whose offices are in Greece, manages all of our vessels under separate ship management agreements. Our Chief Executive Officer controls Cardiff.

     We employ our vessels in the spot charter market, under period time charters and in drybulk carrier pools. Ten of the Panamax drybulk carriers in our fleet are currently operated in a Panamax drybulk carrier pool. Pools have the size and scope to combine spot market voyages, time charters and contracts of affreightment with freight forward agreements for hedging purposes and to perform more efficient vessel scheduling thereby increasing fleet utilization. Twenty three of our vessels are currently on time charter. One vessel is on bareboat charter.

     As of December 6, 2006, our fleet is comprised of the following vessels:

                          Year                                       Current
                          Built      Deadweight        Type         Employment
Capesize
Manasota                  2004         171,061       Capesize           TC
Alameda                   2001         170,662       Capesize           TC
Shibumi                   1984         166,058       Capesize           TC
Netadola                  1993         149,475       Capesize           TC
 Total Capesize             4          657,256
Panamax
Ligari                    2004         75,583         Panamax           TC
Padre (ex Belmonte) (1)   2004         73,601         Panamax           TC
Maganari                  2001         75,941         Panamax           TC
Coronado                  2000         75,706         Panamax           TC
Ocean Crystal             1999         73,688         Panamax           TC
Xanadu                    1999         72,270         Panamax           TC
Lanzarote                 1996         73,008         Panamax           TC
Iguana                    1996         70,349         Panamax           TC
Formentera                1996         70,015         Panamax           TC
Waikiki                   1995         75,473         Panamax           TC
Delray                    1994         70,029         Panamax           TC
Estepona                  1994         70,003         Panamax           TC
Paragon                   1995         71,259         Panamax           TC
Catalina                  2005         74,432         Panamax          Spot
Mendocino (2)             2002         76,623         Panamax          Spot
La Jolla                  1997         72,126         Panamax          Spot
Solana                    1995         75,100         Panamax          Spot
Sonoma                    2001         74,786         Panamax       Baumarine
Toro                      1995         73,034         Panamax       Baumarine
Panormos                  1995         71,747         Panamax       Baumarine
Lacerta                   1994         71,862         Panamax       Baumarine
Daytona                   1989         69,703         Panamax       Baumarine
Lanikai                   1988         68,676         Panamax       Baumarine
Tonga                     1984         66,798         Panamax       Baumarine
Flecha                    1982         65,081         Panamax       Baumarine
Striggla                  1982         64,747         Panamax       Baumarine
Mostoles                  1981         75,395         Panamax       Baumarine
 Total Panamax             27         1,947,035
Handymax
Alona                     2002         48,640        Handymax           TC
Matira                    1994         45,863        Handymax           TC
Hille Oldendorff (3)      2005         55,566        Handymax           BB
 Total Handymax             3          150,069
Newbuildings
TBN                       2009         75,000         Panamax
TBN                       2010         75,000         Panamax
 Total Newbuildings         2          150,000

Total Fleet                36         2,904,360

Notes:
------
1.   The MV Belmonte upon redelivery by previous charterers was renamed MV Padre
2. The MV Conrad Oldendorff upon redelivery by previous charterers was renamed MV Mendocino
3.   The MV Hille Oldendorff is employed under a bareboat charter

Our Business Strategy

     We focus our business strategy on providing reliable seaborne transportation services for drybulk cargoes at a competitive cost. We believe we can achieve our business objectives and increase shareholder value through our business strategy. The elements of our business strategy consist of:

     o Fleet Expansion Through Acquisitions. We intend to grow our fleet through timely and selective acquisitions of drybulk carriers. We will seek to identify potential second hand vessel acquisition candidates or newbuilding berth opportunities among all size categories of drybulk carriers in order to gain a worldwide presence in the drybulk carrier market with a fleet capable of servicing virtually all major ports and routes used for the seaborne transportation of key commodities and raw materials. We expect to maintain an average fleet age of between 10 to 20 years.

     o Diversified Fleet Profile. We intend to develop a diversified fleet of drybulk carriers in all size categories: Capesize, Panamax, Handymax and Handysize. Larger drybulk carriers, such as Capesize and Panamax vessels, have historically experienced a greater degree of freight rate volatility, while smaller drybulk carriers, such as Handymax and Handysize vessels, enjoy greater charter rate stability. Furthermore, a diversified drybulk carrier fleet will enable us to serve our customers in both major and minor bulk trades. Our vessels are able to trade worldwide in a multitude of trade routes carrying a wide range of cargoes for a number of industries. Capesize and Panamax drybulk carriers carry predominantly coal and iron ore for energy and steel production as well as grain for feedstocks. Handymax and Handysize drybulk carriers carry iron and steel products, fertilizers, minerals, forest products, ores, bauxite, alumina, cement and other construction materials. These raw materials and products are used as production inputs in a number of industries. We will transport these various cargoes on several geographical routes thereby reducing our dependency on any one cargo, trade route or industry and maximizing fleet utilization.

     o Combined Fleet Employment. As we expand our fleet of drybulk carriers, we will actively and strategically employ our fleet between spot charters, which generally last for periods of ten days to four months, and fixed employment contracts, including time or bareboat charters, which can last up to several years. We will also continue to participate in drybulk carrier pools. Drybulk carriers operating in the spot market may generate increased or decreased profit margins during periods of improvement or deterioration in freight (or charter) rates, while drybulk carriers operating on fixed employment contracts provide more predictable cash flows. During the nine-month period ended September 30, 2006, we entered into fifteen freight forward agreements ("FFAs") with the objective of utilizing such agreements as economic hedging instruments in order to reduce our exposure to Panamax freight market fluctuations with respect to our fleet. All of our FFAs have been settled or closed and are reflected in our financial results for the nine months ended September 30, 2006.

Corporate Structure

     Subsequent to our formation in September 2004, we issued 15,400,000 shares of our common stock to the Entrepreneurial Spirit Foundation, or the Foundation, the beneficiaries of which are George Economou and members of his family, as consideration for the contribution to us of all of the issued and outstanding capital stock of six of our subsidiaries. These subsidiaries owned six vessels in our fleet, namely Shibumi, Flecha, Striggla, Mostoles, Panormos and Lacerta.

     Prior to our initial public offering, the Foundation transferred 2,772,000 shares to Advice Investments S.A. and 1,848,000 shares to Magic Management Inc, both of which are selling stockholders.

     In February 2005, we issued 14,950,000 shares of common stock in connection with our initial public offering.

     On February 14, 2006, the Foundation transferred its shares to its wholly-owned subsidiary, Elios Investments Inc., a corporation organized under the laws of the Republic of the Marshall Islands ("Elios Investments"), one of the selling stockholders.

     On May 10, 2006, we entered into a Controlled Equity Offering (TM) sales agreement (the "Sales Agreement") with Cantor Fitzgerald & Co. ("CF & Co.") whereby we offered to sell up to 5,000,000 shares of our common stock through CF & Co. as our agent for the offer and sale of the common shares in "at-the-market" transactions. As of December 6, 2006, we have offered and sold an aggregate of 4,650,000 shares pursuant to the Sales Agreement at an average price of $12.50 per share. We do not intend to sell additional shares of our common stock pursuant to the Sales Agreement.

     On October 31, 2006, the Company issued an aggregate of 235,585 restricted common shares to the selling stockholders pursuant to share purchaser agreements whereby each of the selling stockholders agreed to invest such stockholder's $0.20 per share dividend payment in respect of the third quarter of 2006 which was paid on October 31, 2006 to stockholders of record on September 29, 2006. In addition, the Company issued 254,512 restricted common shares to Goodwill Shipping Company Limited ("Goodwill"), one of the selling stockholders, a corporation organized under the laws of Malta and controlled by Mr. Economou, in payment of $3.3 million of principal and interest due under a seller's credit agreement in connection with the acquisition of the MV Hille Oldendorf. The restricted common shares issued to the selling stockholders and Goodwill were issued at a price of $13.07 per share, which is the average closing price of the Company's common stock on the Nasdaq Global Market for the eight trading days ended October 24, 2006.

     Mr. Economou, our Chairman and Chief Executive Officer, has been active in shipping since 1976 and formed Cardiff in 1991. Cardiff is responsible for all technical and commercial management functions of our fleet. We believe that Cardiff has established a reputation in the international drybulk shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety. Our Chief Executive Officer controls Cardiff. The Foundation, which is controlled by Mr. George Economou owns 70% of the outstanding capital stock of Cardiff. The other shareholder of Cardiff is Prestige Finance S.A., a Liberian corporation, all of the issued and outstanding Capital Stock of which is benefically owned by Mr. Economou's sister.

     Cardiff provides comprehensive ship management services including technical supervision, such as repairs, maintenance and inspections, safety and quality, crewing and training, as well as supply provisioning. Cardiff's commercial management services include operations, chartering, sale and purchase, post-fixture administration, accounting, freight invoicing and insurance. In addition, under our amended ship management agreements with Cardiff, Cardiff acts as the charter and sales and purchase broker for the Company. Cardiff completed early implementation of the International Maritime Organization's, or IMO, International Management Code for the Safe Operation of Ships and Pollution Prevention, or ISM Code, in 1996. Cardiff has obtained documents of compliance for its office and safety management certificates for its vessels as required by the ISM Code and has been ISO 14001 certified since 2003, in recognition of its commitment to overall quality.

     We maintain our principal executive offices at 80 Kifissias Avenue, Amaroussion 15125, Athens, Greece. Our telephone number at that address is (011)
(30) (210) 809 0570. We also maintain an office at One Stamford Landing, Suite 214, 62 Southfield Avenue, Stamford, Connecticut 06902. Our telephone number at that address is 1 (203) 487-3391.

                                  THE OFFERING

     This prospectus relates to the offer and sale of 15,890,097 shares of our common stock, par value $0.01. Of these shares, 15,400,000 were issued to the selling stockholders in private transactions prior to our initial public offering in February 2005. The additional 490,097 shares were issued to the selling stockholders in private transactions on October 31, 2006. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. The Company will pay all expenses in connection with the sale of the shares through this prospectus.

                                  RISK FACTORS

     We have identified a number of risk factors which you should consider before buying shares of our common stock. These risk factors are incorporated by reference into this registration statement from the Company's Annual Report on 20-F/A filed on May 1, 2006 and amended on May 11, 2006. Please see "Incorporation of Certain Documents by Reference". In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the shares of common stock offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling stockholders of the securities covered by this prospectus.

                              SELLING STOCKHOLDERS

     The selling stockholders are offering an aggregate of 15,890,097 shares of our common stock of which 15,400,000 were issued in private transactions prior to our initial public offering in February 2005. The additional 490,097 shares of common stock were issued in private transactions on October 31, 2006.

     Set for the below is information regarding the names and number of shares of common stock owned and offered by each selling stockholder.

Selling Stockholders

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Name of Selling Stockholder   Common Stock       Percentage of    Total Common
                              Owned Prior to     Class Prior to   Stock Offered
                              the Offering       the Offering     Hereby

--------------------------------------------------------------------------------
Elios Investments Inc. (1)    10,944,910         30.84%           10,944,910

--------------------------------------------------------------------------------
Advice Investments S.A. (2)    2,814,405          7.93%            2,814,405

--------------------------------------------------------------------------------
Magic Management Inc. (3)      1,876,270          5.29%            1,876,270

--------------------------------------------------------------------------------
Goodwill Shipping Company        254,512          *                  254,512
Limited (4)

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Total                         15,890,097         44.06%           15,890,097

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* Less than one percent of our shares outstanding.

(1) Elios Investments Inc. is a wholly owned subsidiary of the Foundation, the beneficiaries of which are Mr. George Economou, our Chairman and Chief Executive Officer, and members of his family. The registered address of Elios Investments Inc. is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Mr. Economou may be deemed to beneficially own 963,667 shares of common stock through Sphinx Investment Corp., a Marshall Islands corporation, of which Mr. Economou is the controlling person.

(2) Advice Investments S.A. is a corporation organized under the laws of the Republic of Liberia, all of the outstanding capital stock of which is owned by Ms. Elisavet Manola, a former wife of Mr. Economou. The registered address of Advice Investments S.A. is 80 Broad Street, Monrovia, Liberia.

(3) Magic Management Inc. is a corporation organized under the laws of the Republic of Liberia, all of the outstanding capital stock of which is owned by Ms. Rika Vosniadou, a former wife of Mr. Economou. The registered address of Magic Management Inc. is 80 Broad Street, Monrovia, Liberia.

(4) Goodwill Shipping Company Limited is a corporation organized under the laws of Malta and its registered address is 5/2 Merchants Street, Valletta, Malta. Mr. Economou controls Goodwill Shipping Company Limited.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o to cover short sales made after the date that this registration statement is declared effective by the Commission;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell their shares of Company's common stock short and deliver the shares of common stock covered by a prospectus filed as part of a registration statement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge their shares of the Company's common stock to broker-dealers that in turn may sell such Shares.

     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder's business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

     The Company has advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under the registration statement of which this prospectus is a part.

     The Company will pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock.

                                 CAPITALIZATION

     A prospectus supplement will include information on the Company's consolidated capitalization.

                        ENFORCEMENT OF CIVIL LIABILITIES

     DryShips Inc. is a Marshall Islands company and our executive offices are located outside of the U.S. in Athens, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the U.S. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the U.S. As a result, you may have difficulty serving legal process within the U.S. upon us or any of these persons. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

     Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

                          DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

     Under our articles of incorporation, as amended, our authorized capital stock consists of 75,000,000 shares of common stock, par value $.01 per share, of which 35,490,097 shares are issued and outstanding as of December 6, 2006, and 30,000,000 shares of preferred stock, none of which were issued as of December 6, 2006. All of our shares of stock are in registered form.

Share History

     In October 2004, we issued 15,400,000 shares of our common stock to the Entrepreneurial Spirit Foundation, or the Foundation, as consideration for the contribution to us of all of the issued and outstanding capital stock of six of our subsidiaries. The Foundation is a foundation organized under the laws of Lichtenstein and is controlled by our Chairman and Chief Executive Officer Mr. George Economou. Subsequent to the issuance of the 15,400,000 shares discussed above, 2,772,000 shares of common stock were transferred from the Foundation to Advice Investments S.A., a corporation organized under the Republic of Liberia, all the issued and outstanding capital stock of which is owned by Ms. Elisavet Manola of Athens, Greece, the former wife of Mr. Economou. The Foundation transferred 1,848,000 shares of common stock to Magic Management Inc., all of the issued and outstanding capital stock of which is owned by Ms. Rika Vosniadou of Athens, Greece, the former wife of Mr. Economou. In February 2005, we issued 14,950,000 shares of common stock in connection with our initial public offering. On February 14, 2006, the Foundation transferred all of its shares to its wholly-owned subsidiary, Elios Investments Inc.

     On May 10, 2006, we entered into a Controlled Equity Offering (TM) sales agreement (the "Sales Agreement") with Cantor Fitzgerald & Co. ("CF & Co.") whereby we offered to sell up to 5,000,000 shares of our common stock through CF & Co. as our agent for the offer and sale of the common shares in "at-the-market" transactions. As of December 6, 2006, we have offered and sold an aggregate of 4,650,000 shares pursuant to the Sales Agreement at an average price of $12.50 per share. We do not intend to sell additional shares of our common stock pursuant to the Sales Agreement.

     On October 31, 2006, the Company issued an aggregate of 235,585 restricted common shares to the selling stockholders pursuant to share purchase agreements whereby each of the selling stockholders agreed to invest such stockholder's $0.20 per share dividend payment in respect of the third quarter of 2006 which was paid on October 31, 2006 to stockholders of record on September 29, 2006. In addition, the Company issued 254,512 restricted common shares to Goodwill Shipping Company Limited ("Goodwill"), a corporation organized under the laws of Malta and controlled by Mr. Economou, in payment of $3.3 million of principal and interest due under a seller's credit agreement in connection with the acquisition of the MV Hille Oldendorf. The restricted common shares issued to the selling stockholders and Goodwill were issued at a price of $13.07 per share, which is the average closing price of the Company's common stock on the Nasdaq Global Market for the eight trading days ended October 24, 2006.

     American Stock Transfer & Trust Company is the Company's transfer agent and registrar.

Description of Common Stock

     Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are, and the shares to be sold in this offering when issued and paid for will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future. Our common stock is listed on The Nasdaq Global Market under the symbol "DRYS."

                                    EXPENSES

     The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by the Company.

          SEC registration fee                        $ 27,306
                                                       ---------
          Blue sky fees and expenses                  $         *
                                                       ---------
          Printing and engraving expenses             $         *
                                                       ---------
          Legal fees and expenses                     $         *
                                                       ---------
          Rating agency fees                          $         *
                                                       ---------
          Accounting fees and expenses                $         *
                                                       ---------
          Indenture trustee fees and experts          $         *
                                                       ---------
          Transfer agent and registrar                $         *
                                                       ---------
          Miscellaneous                               $         *
                                                       ---------

          Total                                       $         *
                                                       =========

* To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Marshall Islands law.

                                     EXPERTS

     The consolidated financial statements of DryShips Inc. appearing in DryShips Inc.'s Annual Report on Form 20-F/A for the year ended December 31, 2005, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

     We file annual and special reports within the Commission. You may read and copy any document that we file at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1
(800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Information Incorporated by Reference

     The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Annual Report on Form 20-F/A for the year ended December 31, 2005, filed with the Commission on May 1, 2006, and amended on May 11, 2006, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

     o The description of our securities contained in our Registration Statement on Form F-1, (File No. 333-122008) as amended, filed with the SEC on January 13, 2005 and any amendment or report filed for the purpose of updating that description.

     o Registration Statement on Form 8-A filed with the Commission on January 31, 2005.

     o    Our Report on Form 6-K filed with the Commission on May 10, 2006.

     o    Our Report on Form 6-K filed with the Commission on June 15, 2006.

     o    Our Report on Form 6-K filed with the Commission on June 29, 2006.

     o    Our Report on Form 6-K filed with the Commission on September 20,
          2006.

     o    Our Report on Form 6-K filed with the Commission on October 2, 2006.

     o    Our Report on Form 6-K filed with the Commission on December 7, 2006.

     o    Our Report on Form 6-K filed with the Commission on December 8, 2006.

     We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

     You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

     DryShips Inc.
     Attn: Gregory Zikos
     80 Kifissias Avenue
     Amaroussion GR 151 25
     (30) 210 80 90 570

Information Provided by the Company

     We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

================================================================================

Item 8. Indemnification of Directors and Officers.

     (1) The By-Laws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by
          Section 60 of the Business Corporation Act of the Republic of The Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

     Indemnification of directors and officers.

     (1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

     (2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

     (5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits

Exhibit
 Number        Description
--------------------------------------------------------------------------------

  1.1          Underwriting Agreement *

  4.1          Form of Common Stock Certificate**

  5.1 Form of Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company as to the validity of the common stock

  23.1         Consent of Seward & Kissel LLP (included in Exhibit 5.1)

  23.2         Consent of Independent Registered Public Accounting Firm

  24           Power of Attorney (contained in signature page)

* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

** Incorporated herein by reference to Exhibit 4 to the Registration Statement of DryShips Inc. on Form F-1 (Registration No. 333-122008) filed with the SEC on January 31, 2005.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included is to contained in reports filed with or furnished to the Commission that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this Registration Statement,

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
          (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (5) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement.

     (6)  Each prospectus required to be filed pursuant to Rule 424(b)(2),
          (b)(5), or (b)(7) as part of this Registration Statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (7) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (8) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (9) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (10) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on December 8, 2006.

                                        DRYSHIPS INC.


                                        /s/ GEORGE ECONOMOU
                                        ------------------------
                                        By: George Economou
                                        Title: Chairman, President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gregory Zikos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on December 8, 2006 in the capacities indicated.

Signature                    Title                               Date
--------------------------   ----------------------              ----------

/s/ GEORGE ECONOMOU          Director, Chairman, President,     December 8, 2006
--------------------------   Chief Executive Officer
George Economou              (Principal Executive Officer)

/s/ GREGORY ZIKOS            Director, Chief Financial Officer  December 8, 2006
--------------------------   (Principal Financial Officer
Gregory Zikos                and Principal Accounting Officer)

/s/ ANGELOS PAPOULIAS        Director                           December 8, 2006
--------------------------
Angelos Papoulias

/s/ GEORGE XIRADAKIS         Director                           December 8, 2006
--------------------------
George Xiradakis

/s/ GEORGE DEMATHAS          Director                           December 8, 2006
--------------------------
George Demathas

AUTHORIZED UNITED STATES REPRESENTATIVE

     Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on December 8, 2006.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
    Donald J. Puglisi
    Managing Director

                                  EXHIBIT INDEX

Exhibit
Number         Description
--------------------------------------------------------------------------------

1.1            Underwriting Agreement *

4.1            Form of Common Stock Certificate**

5.1 Form of Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company as to the validity of the common stock

23.1           Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2           Consent of Independent Registered Public Accounting Firm

24             Power of Attorney (contained in signature page)

* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended, of DryShips Inc. and incorporated by reference into this Registration Statement.

** Incorporated herein by reference to Exhibit 4 to the Registration Statement of DryShips Inc. on Form F-1, Registration No. 333-122008 filed with the SEC on January 31, 2005.